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                                                                    Exhibit 99.2


               RESTORATION HARDWARE ANNOUNCES SECOND QUARTER SALES

CORTE MADERA, Calif., Aug. 9 -- Restoration Hardware, Inc. (Nasdaq: RSTO) today announced net sales for the second quarter ended August 4, 2001 of $74.8 million, an increase of 3.5% from net sales of $72.2 million for the same period a year ago. Comparable store net sales for the second quarter of 2001 decreased 6.3% as compared to the second quarter of the prior year. Sales for the direct-to-customer division, which includes catalog and web sales, increased 71.6% in the second quarter of 2001 as compared to the same period of the prior year.

        Gary Friedman, the Company's Chief Executive Officer stated, "In light of the difficult economic environment and the fact that we are in the process of repositioning the product offering, we were not particularly surprised with the decline in comparable store sales in the second quarter.

        "On a more positive note, we were pleased with the performance of our direct-to-customer division, and with the response to our Father's Day mailing, which contributed to flat comparable store sales growth in the June fiscal period. We believe this bodes well for our stated strategy of using the catalog to enhance our retail business."

        As previously announced, during the second quarter the Company closed its Schaumburg, Illinois and Germantown, Tennessee locations. The Company received cash compensation from a third party for these locations, and the closings did not have a material financial impact on the Company's financial condition and results of operations.

        As of August 4, 2001 the Company operated 104 retail stores in 31 states, the District of Columbia and in Canada. The Company will not be opening any additional stores in fiscal 2001.

        Restoration Hardware, Inc. is a specialty retailer of home furnishings, functional and decorative hardware and related merchandise that reflects the Company's classic and authentic American point of view. Restoration sells its merchandise offering through its retail stores, catalog 800-762-1005 and on-line at www.restorationhardware.com.

        Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This release may contain forward-looking statements that involve known and unknown risks. Such forward-looking statements include statements as to our plans to use our catalog to enhance our retail business and to open additional stores, the results of strategic initiatives, the anticipated performance of new stores, the impact of competition and other statements containing words such as "believes," "anticipates," "estimates," "expects," "may," "intends," and words of similar import or statements of management's opinion. These forward-looking statements and assumptions involve known and unknown risks, uncertainties and other factors that may cause the actual results, market performance or our achievements to differ materially
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from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause such differences include, but are not limited to, changes in economic or business conditions in general, changes in product supply, changes in the competitive environment in which we operate, competition for and the availability of sites for new stores, changes in our management information needs, changes in customer needs and expectations and governmental actions and other factors detailed in the Company's filings with the Securities and Exchange Commission including its recent filings on Forms 10-K and 10-Q including those described in "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" under the captions "Quarterly Results of Operations and Seasonality" and "Liquidity and Capital Resources" and in "Business" under the captions "Business Strategy," "Competition" and "Government Regulation." The company undertakes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

Contact: Gary Friedman, Chief Executive Officer of Restoration Hardware, Inc., +1-415-924-1005, or fax, +1-415-927-7083